FREEDOM HOLDING CORP. ANNOUNCES THAT IT HAS LAUNCHED AN OFFERING OF ITS COMMON STOCK

NEW YORK, June 12, 2026 (GLOBE NEWSWIRE) - Freedom Holding Corp. (Nasdaq: FRHC), an international financial technology group, today announced that it has launched an offering of its common stock for aggregate amount of up to US$300 million, with bookbuilding commencing in the week of June 15, 2026. The price per share of common stock offered in the offering as determined by the Company is US$126.35. The offering would be conducted outside the United States in reliance on Regulation S under the Securities Act of 1933 (the “Securities Act”). There can be no assurance that the offering will be completed.

This announcement is not and does not form part of any offer or solicitation to purchase or subscribe for securities in the United States. The securities to be offered in the offering mentioned above will not be or have not been registered under the Securities Act and may not be offered or sold in the United States (or to a U.S. person) absent registration or an applicable exemption from the registration requirements of the Securities Act. Hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act.

This announcement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify these statements by the use of words like “may”, “will”, “could”, “should”, “believe”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “target”, “future”, and variations of these words or comparable words. These statements include statements relating to FRHC’s offering mentioned above, including terms of the offering. These forward-looking statements are based on current expectations or beliefs, and are subject to changes in circumstances as well as a number of risks and uncertainties, which could cause the actual results to differ materially from those indicated in the forward-looking statements. Such risks include risks relating to the offering mentioned above, including that such an offering does not proceed or if it does proceed, the ultimate results of such an offering. Except as required by law, FRHC undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.